================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12


                           METRETEK TECHNOLOGIES, INC.
               ---------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   -------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
         _____________________________________________________________________
      2) Aggregate number of securities to which transaction applies:
         _____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _____________________________________________________________________
      4) Proposed maximum aggregate value of transaction:_____________________
      5) Total fee paid:______________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: _____________________________________________
      2) Form, Schedule or Registration Statement No.: _______________________
      3) Filing Party: _______________________________________________________
      4) Date Filed: _________________________________________________________

================================================================================

                           METRETEK TECHNOLOGIES, INC.
                                 600 17TH STREET
                                 SUITE 800 NORTH
                             DENVER, COLORADO 80202

                 ==============================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2001

                 ==============================================


To the Stockholders of
Metretek Technologies, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Metretek Technologies, Inc., a Delaware corporation (the "Company"), will be held at The Brown Palace Hotel, 321 17th Street, Denver, Colorado, on Monday, June 11, 2001 at 9:00 a.m., local time, for the following purposes:

         1. To elect two directors to serve for a term of three years and until their successors are duly elected and qualified;

         2. To approve amendments to the Company's 1998 Stock Incentive Plan to:

              - increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 1,750,000 shares; and

              - eliminate the current limitation on the maximum number of shares with respect to which awards may be granted during any calendar year to any individual participant.

         3. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock as of the close of business on May 2, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                         By Order of the Board of Directors,



                                         A. Bradley Gabbard
                                         Secretary

Denver, Colorado
May 9, 2001

================================================================================
                             YOUR VOTE IS IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
================================================================================

                           METRETEK TECHNOLOGIES, INC.
                                 600 17TH STREET
                                 SUITE 800 NORTH
                             DENVER, COLORADO 80202

              ====================================================
                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 2001
              ====================================================

                   GENERAL SOLICITATION AND VOTING INFORMATION

PROXY SOLICITATION

         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Metretek Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at The Brown Palace Hotel, 321 17th Street, Denver, Colorado, on Monday, June 11, 2001 at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are being first mailed to stockholders on or about May 9, 2001.

         The solicitation of proxies will initially be made by mail and may thereafter be made in person or by mail, telephone, facsimile, electronic communication or other means of communication by the directors, officers and regular employees of the Company for no additional or special compensation. In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries will be requested by the Company to forward proxy solicitation materials for shares of Common Stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in connection therewith. The cost of the solicitation of proxies for use at the Annual Meeting will be borne by the Company.

VOTING RIGHTS AND PROCEDURES

         Only holders of record of the Company's Common Stock as of the close of business on May 2, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 6,077,074 shares of Common Stock of the Company were issued and outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve amendments to the Company's 1998 Stock Incentive Plan (the "1998 Stock Plan") to (i) increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 1,750,000 shares, and (ii) eliminate the current limitation on the maximum number of shares with respect to which awards may be granted during any calendar year to any individual participant (the "Stock Plan Proposal"). The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (the "Auditors Proposal").

         Abstentions and "broker non-votes" (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will be treated as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions on a matter will be treated as present on such matter and, accordingly, (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as votes against the Stock Plan Proposal and the Auditors Proposal. Broker non-votes on a matter will not be treated as present on such matter and, accordingly, will have no effect on the outcome of the election of directors, the Stock Plan Proposal or the Auditors Proposal.

         If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting, unless subsequently properly revoked, the shares represented by that proxy card will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a proxy card is properly signed and returned to the Company at or prior to the Annual Meeting without voting instructions, it will be voted (i) FOR the election as directors of the persons named herein as nominees, (ii) FOR the Stock Plan Proposal, and (iii) FOR the Auditors Proposal. If any other matters are properly presented at the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.

         Any stockholder may revoke a proxy at any time before it is exercised, either by delivering to the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 2, 2001 (except as otherwise noted in the footnotes) by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and
(iv) all directors and executive officers of the Company as a group.


                                                                                  SHARES OF COMMON STOCK
                                                                                  BENEFICIALLY OWNED (1)
                                                                                  ----------------------
NAME OF BENEFICIAL OWNER                                                    NUMBER          PERCENT OF CLASS (2)
------------------------                                                    ------          --------------------
DDJ Capital Management, LLC (3)..............................               1,989,184                26.6
    141 Linden Street, Suite S-4
    Wellesley, Massachusetts  02482
Special Situations Funds (4).................................                 921,860                13.2
    153 East 53rd Street
    New York, New York  10022
Credit Suisse Asset Management, LLC (5)......................                 660,931                10.1
     153 East 53rd Street, 57th Floor
     New York, New York, 10022
Kenneth B. Funsten (6).......................................                 658,135                10.4
    121 Outrigger Mall
    Marina del Ray, California  90292
RS Investment Management Co., LLC (7)........................                 510,000                 8.3
    388 Market Street, Suite 200
    San Francisco, California  94111
FamCo Value Income Partners, L.P. (8)........................                 331,881                 5.4
    121 Outrigger Mall
    Marina del Ray, California  90292
American Meter Company (9)...................................                 325,054                 5.3
    300 Welsh Road
    Horsham, Pennsylvania 19044
W. Phillip Marcum (10).......................................                 248,608                 4.0
Albert F. Thomasson (11).....................................                 162,868                 2.6
A. Bradley Gabbard (12)......................................                 124,116                 2.0
Stephen E. McGregor (13).....................................                 100,687                 1.6
Robert Lloyd (14)............................................                  93,415                 1.5
Ronald W. McKee (15).........................................                  91,320                 1.5
Anthony D. Pell (16).........................................                  40,636                 0.7
Kevin P. Collins (17)........................................                   7,917                 0.1
Basil M. Briggs (18).........................................                   6,410                 0.1
All directors and executive officers
     as a group (10 persons)(19).............................                 893,052                12.8

---------------------------

(1) For purposes of this table, the number of shares and percent of class of Common Stock beneficially owned is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right acquire within 60 days of May 2, 2001 through the exercise of any stock option, warrant or other right to acquire shares of Common Stock. In addition, such shares are deemed to be outstanding in calculating the percent of class beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percentage of class beneficially owned by any other beneficial owner. Unless otherwise indicated in the footnotes, each beneficial owner has sole voting and investment power (or shares such power with his spouse) with respect to the shares shown as beneficially owned, subject to community property laws where applicable.

(2) The percent of class is based upon 6,077,764 shares of Common Stock outstanding as of May 2, 2001.

(3) Information based, in part, on Amendment No. 4 to Schedule 13D filed with the SEC on December 27, 2000, by DDJ Capital Management, LLC ("DDJ"), B III-A Capital Partners, L.P. ("B III-A Capital Partners") and GP III-A, LLC ("GP III-A"), indicating beneficial ownership as of December 9, 2000. The shares of Common Stock are owned by B III-A Capital Partners (331,603 shares), the DDJ Canadian High Yield Fund (994,812 shares) and an account established for an institutional investor (663,210 shares). GP III-A is the general partner of, and DDJ is the investment manager for, B III-A Capital Partners. DDJ is also the investment manager for the account established for the institutional investor and the investment advisor to the DDJ Canadian High Yield Fund. Includes 300,000 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 50,000 shares are owned by B III-A Capital Partners, warrants to purchase 150,000 shares are owned by DDJ Canadian High Yield Fund, and warrants to purchase 100,000 shares are owned by the institutional account. Also includes 1,089,625 shares of Common Stock that may be acquired upon the conversion of 3,000 shares of Series B Preferred Stock, of which 500 shares of Series B Preferred Stock convertible into 181,603 shares of Common Stock are owned by B III-A Capital Partners, 1,500 shares of Series B Preferred Stock convertible into 544,812 shares of Common Stock are owned by DDJ Canadian High Yield Fund, and 1,000 shares of Series B Preferred Stock convertible into 363,210 shares of Common Stock are owned by the institutional account.

(4) Information based, in part, upon Schedule 13G filed with the SEC on February 10, 2001, by Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., MGP Advisors Limited Partnership ("MGP Advisors"), AWM Investment Company, Inc. ("AWM Investment"), MG Advisors L.L.C. ("MG Advisors"), SST Advisors L.L.C. ("SST Advisors"), Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2000. MGP Advisors is the general partner of and the investment advisor to the Special Situations Fund III. AWM Investment is the general partner of MGP Advisors and the general partner of and the investment adviser to the Special Situations Cayman Fund. MG Advisers is the general partner of and the investment advisor to the Special Situations Private Equity Fund. SST Advisors is the general partner of and the investment advisor to the Special Situations Technology Fund. Austin W. Marxe and David M. Greenhouse serve as officers, directors and members or principal shareholders of MG Advisors, MGP Advisors, AWM Investment and SST Advisors. The shares of Common Stock are owned by the Special Situations Fund III (380,267 shares), the Special Situations Private Equity Fund (230,465 shares), the Special Situations Technology Fund (184,372 shares) and the Special Situations Cayman Fund (126,756 shares). Includes 200,000 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 82,500 shares are owned by the Special Situations Fund III, warrants to purchase 50,000 shares are owned by the Special Situations Private Equity Fund, warrants to purchase 40,000 shares are owned by the Special Situations Cayman Fund. Also includes 721,860 shares of Common Stock that may be acquired upon the conversion of 2,000 shares of Series B Preferred Stock, of which 825 shares of Series B Preferred Stock convertible into 297,767 shares of Common Stock are owned by the Special Situations Fund III, 500 shares of Series B Preferred Stock convertible into 180,465 shares of Common Stock are owned by the Special Situations Private Equity Fund, 400 shares of Series B Preferred Stock convertible into 144,372 shares of Common Stock are owned by the Special Situations Technology Fund, and 275 shares of Series B Preferred Stock convertible into 99,256 shares of Common Stock are owned by the Special Situations Cayman Fund.

(5) Credit Suisse Asset Management, LLC is the investment advisor for SEI Institutional Management Trust, Bost & Co., Warburg Pincus High Yield Fund, The Common Fund, CSAM Investment Trust - U.S. HYLD Series and SEI Global - High Yield Fixed Income Fund. The shares of Common Stock are owned by SEI Institutional Management Trust (198,279 shares), Bost & Co. (132,186 shares), Warburg Pincus High Yield Fund (99,140 shares), The Common Fund (99,140 shares), CSAM Investment Trust - U.S. HYLD Series (99,140 shares) and SEI Global - High Yield Fixed Income Fund (33,046 shares). Includes 100,000 shares of Common Stock that may be acquired upon the exercise of currently exercisable warrants, of which warrants to purchase 30,000 shares are owned by SEI Institutional Management Trust, warrants to purchase 20,000 shares are owned by Bost & Co., warrants to purchase 15,000 shares are owned by Warburg Pincus High Yield Fund, warrants to purchase 15,000 shares owned by The Common Fund, warrants to purchase 15,000 shares are owned by CSAM Investment Trust - U.S. HYLD Series, and warrants to purchase 5,000 shares are owned by SEI Global - High Yield Fixed Income Fund. Also includes 360,931 shares of Common Stock that may be acquired upon the conversion of 1,000 shares of Series B Preferred Stock, of which 300 shares of Series B Preferred Stock convertible into 108,279 shares of Common Stock are owned by SEI Institutional Management Trust, 200 shares of Series B Preferred Stock convertible into 72,186 shares of Common Stock are owned by Bost & Co., 150 shares of Series B Preferred Stock convertible into 54,140 shares of Common Stock are owned by Warburg Pincus High Yield Fund, 150 shares of Series B Preferred Stock convertible into 54,140 shares of Common Stock are owned by The Common Fund, 150 shares of Series B Preferred Stock convertible into 54,140 shares of Common Stock are owned by CSAM Investment Trust - U.S. HYLD Series, and 50 shares of Series B Preferred Stock convertible into 18,046 shares of Common Stock are owned by SEI Global - High Yield Fixed Income Fund.

(6) Information based, in part, upon amendment No. 1 to Schedule 13G and Form 3 filed by Kenneth B. Funsten with the SEC on December 29, 2000, indicating beneficial ownership as of December 9, 2000. Kenneth B. Funsten is the president and the portfolio manager of Funsten Asset Management Company. Funsten Asset Management Company is the general partner of FamCo Value Income Partners, L.P. ("FamCo VIP"). Mr. Funsten is a director of FamCo Offshore, Ltd. ("FamCo Offshore"), Mr. Funsten holds sole voting and investment power over the securities owned by FamCo VIP and FamCo Offshore. The shares of Common Stock are owned by Mr. Funsten (235,736 shares), FamCo VIP (331,881 shares) and FamCo Offshore (90,518 shares). Includes 50,000 shares of Common Stock that may be acquired upon currently exercisable warrants, of which warrants to purchase 18,100 shares are owned by Mr. Funsten, warrants to purchase 27,000 shares are owned by FamCo VIP, and warrants to purchase 4,900 shares are owned by FamCo Offshore. Also includes 180,465 shares of Common Stock that may be acquired upon the conversion of 500 shares of Series B Preferred Stock, of which 181 shares of Series B Preferred Stock convertible into 65,328 shares of Common Stock are owned by Mr. Funsten, 270 shares of Series B Preferred Stock convertible into 97,451 shares of Common Stock are owned by FamCo VIP, and 49 shares of Series B Preferred Stock convertible into 17,686 shares of Common Stock are owned by FamCo Offshore. Does not include 4,100 shares owned by an employee of Funsten Asset Management Company which cannot be sold or further added to without permission by Mr. Funsten by virtue of restrictions that are placed on securities transactions by employees of Funsten Asset Management Company, because Mr. Funsten has no investment or voting authority over the shares of the employee and Mr. Funsten expressly disclaims beneficial ownership of these shares.

(7) Information based upon Schedule 13G filed with the SEC on February 15, 2001 regarding shared voting and dispositive power of such shares by RS Investment Management Co. LLC and RS Investment Management, L.P., indicating beneficial ownership as of December 31, 2000.

(8) Information based upon Amendment No. 1 to Schedule 13G and Form 3 filed by Kenneth B. Funsten with the SEC on December 29, 2000, indicating beneficial ownership as of December 9, 2000. According to the information contained therein, includes 27,000 shares of Common Stock that may be acquired by FamCo VIP upon the exercise of currently exercisable warrants and 97,451 shares of Common Stock that may be acquired upon the conversion of 27,000 shares of Series B Preferred Stock owned by FamCo VIP. Kenneth B. Funsten and Funsten Asset Management Company are the general partners of FamCo VIP. In this table, the shares owned by FamCo VIP are also included in the shares beneficially owned by Mr. Funsten. See note (6) above. Does not include 4,100 shares owned by an employee of Funsten Asset Management Company which cannot be sold or further added to without permission by Mr. Funsten by virtue of restrictions that are placed on securities transactions by employees of Funsten Asset Management Company, because FamCo VIP has no investment or voting authority over the shares of such employee and FamCo VIP expressly disclaims beneficial ownership of such shares.

(9) Information based upon Amendment No. 2 to Schedule 13D filed by American Meter Company, as successor in interest to its former subsidiary Eagle Research Corporation, with the SEC on August 31, 2000, indicating beneficial ownership as of August 14, 2000.

(10) Includes 120,000 shares that may be acquired by Mr. Marcum upon the exercise of currently exercisable stock options.

(11) Includes 2,338 shares held of record by Mr. Thomasson's wife and 29,880 shares held in family trusts. Also includes 60,400 shares that may be acquired by Mr. Thomasson upon the exercise of currency exercisable stock options and 12,587 shares that may be acquired by Mr. Thomasson or his wife or their family trusts upon the exercise of currently exercisable warrants.

(12) Includes 2,187 shares owned by Mr. Gabbard's minor son and 45,334 shares that may be acquired by Mr. Gabbard upon the exercise of currently exercisable stock options.

(13) Includes 65,687 shares that may be acquired by Mr. McGregor upon the exercise of currently exercisable stock options.

(14) Includes 5,000 shares owned by a trust of which Mr. Lloyd and his wife are the majority trustees, and 50,665 shares that may be acquired by such trust upon the exercise of currently exercisable stock options.

(15) Includes 75,001 shares that may be acquired by Mr. McKee upon the exercise of currently exercisable stock options.

(16) Includes 2,937 shares held by Mr. Pell's wife. Also includes 3,187 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options.

(17) Includes 5,667 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options.

(18) Includes 2,500 shares owned by Mr. Briggs' wife. Also includes 3,910 shares that may be acquired by Mr. Briggs' wife upon the exercise of currently exercisable stock options.

(19)     See notes (10) through (18).

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of nine members and is divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three year terms. Eight of the members of the Board of Directors have been elected by the holders of the Company's Common Stock. In addition, the holders of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), voting separately as a class, are entitled to designate and elect one director of the Company to serve so long as at least 2,000 shares of Series B Preferred Stock remain outstanding. In March 2000, the holders of the Series B Preferred Stock elected Kevin P. Collins as their designee to serve on the Board of Directors. Mr. Collins will continue to serve as a director at the pleasure of the holders of the Series B Preferred Stock.

         The Board of Directors has determined that it is in the best interests of the Company and its stockholders to reduce the size of the Board of Directors from its current size of nine members to five members, effective as of the Annual Meeting. In order to effect that reduction, (i) Robert Lloyd, a Class I director whose term expires at the Annual Meeting, is not seeking re-election to the Board of Directors, (ii) two Class II directors, Ronald W. McKee and Albert
F. Thomasson, whose term expires at the 2002 annual meeting of stockholders, will resign their positions as directors as of the Annual Meeting, and (iii) one Class III director, Stephen E. McGregor, whose term expires at the 2003 annual meeting of stockholders, will resign his position as a director effective as of the Annual Meeting. W. Phillip Marcum, the Chairman of the Board and Chief Executive Officer of the Company, has expressed his deepest appreciation for the many years of valued service provided to the Company by these departing directors. Mr. McKee is also the President and Chief Operating Officer of Metretek, Incorporated ("Metretek Florida"), a wholly-owned subsidiary of the Company, and will continue his position as such after the Annual Meeting.

         The term of the Class I directors expires at the Annual Meeting. Two Class I directors are to be elected at the Annual Meeting, each to serve for a term of three years and until his successor is duly elected and qualified. The Board of Directors has nominated W. Phillip and Basil M. Briggs, currently serving as Class I directors, to be re-elected as Class I directors. Messrs. Gabbard, Pell and Collins will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.

         The Class I directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If properly signed and returned to the Company at or prior to the Annual Meeting, the accompanying proxy card will be voted for the election of the nominees listed below, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that any of the nominees listed below will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is further reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED BELOW AS "NOMINEES". PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

NOMINEES

         CLASS I - TERM EXPIRES IN 2004

         W. PHILLIP MARCUM, 57, a founder of the Company, has served as the Chairman of the Board, President, Chief Executive Officer and a director of the Company since its incorporation in April 1991. He also serves as the Chairman of each of the Company's subsidiaries. Mr. Marcum currently serves on the board of directors of one public corporation, Key Energy Services, Inc. ("Key"), East Brunswick, New Jersey, an oil field service provider, and one privately-held corporation, Test America, Inc., Asheville, North Carolina, a water analysis company.

         BASIL M. BRIGGS, 65, has served as a director of the Company since June 1991. He has been a practicing attorney in Detroit, Michigan since 1961, practicing law with Cox, Hodgman & Giarmarco, P.C., Troy, Michigan since January 1997. Mr. Briggs was of counsel with Miro, Weiner & Kramer, P.C., Bloomfield Hills, Michigan, from 1987 through 1996. He was the President of Briggs & Williams, P.C., Attorney at Law, from 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company ("Patrick Petroleum"), Jackson, Michigan, an oil and gas company, from 1984, and a director of Patrick Petroleum from 1970, until Patrick Petroleum was acquired by Goodrich Petroleum Company ("Goodrich Petroleum"), Houston, Texas, an oil and gas company, in August 1995. From August 1995 until June 2000, Mr. Briggs served as a director of Goodrich Petroleum.

CONTINUING DIRECTORS

         CLASS II - TERM EXPIRES IN 2002

         A. BRADLEY GABBARD, 46, a founder of the Company, has served as an executive officer and director of the Company since its incorporation in April 1991. Mr. Gabbard has served as the Executive Vice President of the Company since July 1993, the Chief Financial Officer and Treasurer of the Company since August 1996 and from April 1991 until July 1993, and the Secretary of the Company since May 2000. He also served as the Vice President and the Secretary of the Company from April 1991 through July 1993. Mr. Gabbard also serves as the Chief Financial Officer of each of the Company's subsidiaries.

         CLASS III - TERM EXPIRES IN 2003

         ANTHONY D. PELL, 62, has served as a director of the Company since June 1994. Mr. Pell is a director of Rochdale Investment Management, Inc., New York, New York. He was the President and a co-owner of Pell, Rudman & Co., Boston, Massachusetts, an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, since which time he has served as a consultant. Mr. Pell was a director of Metretek Florida from 1985 until Metretek Florida was acquired by the Company in March 1994. Mr. Pell was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.

         SERIES B PREFERRED STOCK DIRECTOR

         KEVIN P. COLLINS, 50, has served as a director of the Company since March 2000. Mr. Collins has been a Managing Member of The Old Hill Company LLC, Westport, Connecticut, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992, as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins has served as a director of Key since March 1996; a director of The Penn Traffic Company, Syracuse, New York, a food retailer, since June 1999; and a director of London Fog Industries, Inc, Eldesburg, Maryland, an outerwear designer and distributor, since 1999. Mr. Collins also serves as the director of one privately-held company, Avanti Petroleum, Inc., a convenience chain store.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held a total of five meetings during 2000. During 2000, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period that he served as a director) and the total number of meetings of committees of the Board of Directors on which he served (during the period that he served).

         The Board of Directors has a standing Audit Committee and Compensation Committee, but no standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors.

         The Audit Committee currently consists of Messrs. Lloyd, Pell and Thomasson. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the National Association Securities Dealers, Inc.'s listing standards. The Audit Committee will be reconstituted after the Annual Meeting, in connection with the reduction in the size of the Board of Directors. The Audit Committee formally met two times during 2000, and also met informally several other times. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the independent auditors, determining whether to recommend that the annual financial statements be included in the Company's Annual Report on Form 10-KSB, reviewing the nature and scope of the services and the independence of the independent auditors, conferring with the independent auditors and reviewing the results of their audit and the Company's system of internal accounting controls, providing assistance to the Board of Directors with respect to the corporate and reporting practices of the Company, and reviewing the adequacy of the Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The report of the Audit Committee is set forth elsewhere in this Proxy Statement.

         The Compensation Committee currently consists of Messrs. Briggs, Collins and McGregor. The Compensation Committee will be reconstituted after the Annual Meeting, in connection with the reduction in the size of the Board of Directors. The Compensation Committee formally met one time during 2000, and also met informally several other times. The function of the Compensation Committee is to make recommendations to the Board of Directors regarding the compensation of the Company's executive officers.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The executive officers and certain other key employees of the Company and its subsidiaries are as follows:

         W. PHILLIP MARCUM, 57, a founder of the Company, has served as the Chairman of the Board, President, Chief Executive Officer and a director of the Company since April 1991. He also serves as the Chairman of each of the Company's subsidiaries.

         A. BRADLEY GABBARD, 46, a founder of the Company, has served as an executive officer and director of the Company since April 1991. He has served as the Executive Vice President of the Company since July 1993, the Chief Financial Officer and Treasurer of the Company from April 1991 until July 1993 and since 1996, and the Secretary of the Company since May 2000. He also served as the Vice President and Secretary of the Company from April 1991 through July 1993. Mr. Gabbard also serves as the Chief Financial Officer of each of the Company's subsidiaries.

         RONALD W. MCKEE, 53, has served as the President and Chief Operating Officer of Metretek Florida since September 1995. He has served as a director of the Company from August 1997. Mr. McKee had previously served as the Vice President of Marketing of Metretek Florida since joining Metretek Florida in 1989. From 1970 to 1989, Mr. McKee held various sales and marketing management positions with Rockwell International, Pittsburgh, Pennsylvania and became the general sales and marketing manager for Rockwell International's plug valve business unit in 1987.

         WOOD A. BREAZEALE, JR., 71, has served as the President, Chief Operating Officer and a director of Southern Flow Companies, Inc., a wholly-owned subsidiary of the Company, since May 1993. Mr. Breazeale was formerly the President and Chief Operating Officer of the Southern Flow Companies, a division of Homco International, Inc., and a Vice President of Homco International, Inc. from 1979 until the Company purchased the assets of the Southern Flow Companies division in April 1993. Mr. Breazeale founded Southern Flow Companies in 1953.

         SIDNEY HINTON, 38, has served as the President and Chief Executive Officer and a director of PowerSecure, Inc. since its incorporation in September 2000. He also served as the President and Chief Executive Officer of PowerSpring, Inc., a wholly-owned subsidiary of the Company from May 2000 until January 2001, and continues to serve as a director of PowerSpring, Inc. From February 2000 until May 2000, Mr. Hinton was an Executive in Residence with Carousel Capital, Charlotte, North Carolina, a private equity firm. From February 1999 until December 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light, Raleigh, North Carolina. From August 1997 until February 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex, Raleigh, North Carolina, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company, Atlanta, Georgia.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth the total compensation that the Company paid or accrued for services rendered to the Company in all capacities during the last three fiscal years by its Chief Executive Officer and by its two other executive officers (the "Named Executive Officers") whose total salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2000 ("fiscal 2000"):


                                                SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                                         AWARDS
                                                                                         ------
                                                     ANNUAL COMPENSATION(1)            SECURITIES
                                                   --------------------------          UNDERLYING              ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR       SALARY($)         BONUS($)         OPTIONS(#)(2)       COMPENSATION($)(3)
---------------------------             ----       ---------         --------         -------------       ------------------
W. Phillip Marcum..........             2000          $295,000      $150,000                  0                  $6,438
         President and Chief            1999           210,000             0                  0                   6,400
         Executive Officer              1998           200,000             0            120,000 (4)               6,436

A. Bradley Gabbard.........             2000           175,000        75,000                  0                   6,170
         Executive Vice                 1999           152,500             0             12,500 (5)               5,826
         President and Chief            1998           145,000             0             44,500 (4)               6,249
         Financial Officer

Ronald W. McKee............             2000           125,000        12,500             10,000 (5)               4,176
         President of Metretek,         1999           121,010             0             12,500 (5)               4,318
         Incorporated                   1998           130,000             0             25,000 (4)               4,102

---------------------
(1) Excludes perquisites and other personal benefits, if any, which were less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) The number of securities underlying options has been adjusted to reflect the one-to-four reverse split of the Common Stock effected on July 6, 1998.

(3) Includes amounts paid or accrued on behalf of the Named Executive Officers in 2000 for (i) matching contributions under our 401(k) plan of $5,250 for Mr. Marcum, $5,000 for Mr. Gabbard, and $3,327 for Mr. McKee; (ii) premiums for group term life insurance of $768 for Mr. Marcum, $750 for Mr. Gabbard, and $549 for Mr. McKee; and (iii) premiums for long-term disability insurance of $420 for Mr. Marcum, $420 for Mr. Gabbard, and $300 for Mr. McKee.

(4) Includes options originally granted prior to 1998 (120,000 to Mr. Marcum, 44,500 to Mr. Gabbard and 12,500 to Mr. McKee) that were cancelled and regranted pursuant to a stock option repricing in 1998.

(5) These options vest in three equal annual installments: one-third on date of grant, one-third on the first anniversary of the grant and one-third on second anniversary of the grant.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL ARRANGEMENTS AND OTHER COMPENSATION ARRANGEMENTS

         In December 1991, the Company entered into employment agreements, which subsequently were amended several times, with W. Phillip Marcum, its President, Chief Executive Officer and Chairman of the Board, and A. Bradley Gabbard, its Executive Vice President and Chief Financial Officer. These employment agreements were most recently amended effective January 1, 2000 to provide for an extension of the employment term until December 31, 2003 for Mr. Marcum and until December 31, 2001 for Mr. Gabbard, each with automatic additional one-year renewal periods when the term expires unless either party gives six months prior written notice of termination. The base salaries under these employment agreements, which are subject to annual upward adjustments at the discretion of the Board of Directors, are currently set at $295,000 for Mr. Marcum and $175,000 for Mr. Gabbard. In addition to the base annual compensation, the employment agreements provide, among other things, for standard benefits commensurate with the management levels involved. The employment agreements also provide for the Company to establish an incentive compensation fund, to be administered by the Company's Compensation Committee, to provide for incentive compensation to be paid to each officer or employee (including Messrs. Marcum and Gabbard) deemed by the Compensation Committee to have made a substantial contribution to the Company in the event of a change of control of the Company or of the sale of substantially all of the assets of the Company or similar transactions. The total amount of incentive compensation from the fund available for distribution will be determined by a formula based on the amount by which the fair market value per share of the Common Stock exceeds $10.08, multiplied by a factor ranging from 10-20% depending upon the ratio of the fair market value to $10.08. In the case of the sale of a significant subsidiary or substantially all of the assets of a significant subsidiary, a similar pro rata distribution is required. As amended, the employment agreements with Messrs. Marcum and Gabbard provide that if the employment period expires without being renewed, then the executive is entitled to receive a lump-sum severance payment equal to 12 months, for Mr. Marcum, and six months, for Mr. Gabbard, of his then base salary, and continued participation in all insurance plans of the Company for such additional period. The employment agreements also contain certain restrictions on each executive's ability to compete, use of confidential information and use of inventions and other intellectual property.

         As amended, the employment agreements with Messrs. Marcum and Gabbard also include "change in control" provisions designed to provide for continuity of management in the event of a change in control of the Company. The agreements provide that if within three years after a change in control, the executive is terminated by the Company for any reason other than for "cause", or if the executive terminates his employment for "good reason" (as such terms are defined in the employment agreements), then the executive is entitled to receive a lump-sum severance payment equal to two times, for Mr. Marcum, and one times, for Mr. Gabbard, the amount of his then annual base salary, together with certain other payments and benefits, including continued participation in all insurance plans of the Company for a period of two years for Mr. Marcum and one year for Mr. Gabbard. Under these employment agreements, a "change in control" will be deemed to have occurred only if: (1) any person or group becomes the beneficial owner of 50% or more of the Company's Common Stock; (2) a majority of the Company's present directors are replaced, unless the election of any new director is approved by a two-thirds vote of the current (or properly approved successor) directors; (3) the Company approves a merger, consolidation, reorganization or combination, other than one in which the voting securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the total voting power of the Company or of the surviving corporation following such a transaction and the directors of the Company prior to the transaction continue to represent a majority of the directors of the Company or of the surviving corporation following such transaction; or (4) the Company approves a sale of all or substantially all of its assets.

STOCK OPTION GRANTS

         The following table sets forth certain information with respect to stock options granted during fiscal 2000 to the Named Executive Officers. The Company did not grant any stock appreciation rights, alone or in tandem with stock options, in fiscal 2000.


                                             OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                   ---------------------------------------------------------------------------------
                                                              % OF TOTAL
                                                                OPTIONS
                                    NUMBER OF SECURITIES        GRANTED TO
                                         UNDERLYING            EMPLOYEES IN          EXERCISE             EXPIRATION
NAME                               OPTIONS GRANTED (#)(1)     FISCAL YEAR (2)       PRICE ($)(3)           DATE (4)
----                               ----------------------     ---------------       ------------           --------
W. Phillip Marcum..............              0                      0%                   N/A                  N/A

A. Bradley Gabbard.............              0                      0%                   N/A                  N/A

Ronald W. McKee................          10,000                   8.4%                 $6.50              June 10, 2010

---------------------

(1) The options in this table are incentive stock options granted under the Company's 1998 Stock Incentive Plan. These options have ten year terms from the date of initial grant and vest in three equal installments: one-third upon grant, one-third after one year and one-third after two years.

(2)      Based upon 119,500 options granted during fiscal 2000 to employees.

(3) The exercise price of these options is the fair market value of the Common Stock on the date of grant, based upon the last sale price of the Common Stock on such date as reported on the Nasdaq National Market.

(4) These options may terminate before their term expires due to the termination of the optionee's employment or the optionee's disability or death.

STOCK OPTION EXERCISES AND VALUES

         The following table sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal 2000 and stock options held by the Named Executive Officers on December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                               SHARES                                   AT FISCAL YEAR-END (#)           FISCAL YEAR-END ($)(2)
                              ACQUIRED            VALUE             -----------------------------    ----------------------------
NAME                      ON EXERCISE (#)    REALIZED ($) (1)        EXERCISABLE UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                      ---------------    ----------------        ----------- -------------       -----------    -------------

W. Phillip Marcum........           0                0                 120,000         0                 $0               $0

A. Bradley Gabbard.......       7,500          $16,875                  45,334     4,166                  0                0

Ronald W. McKee..........           0                0                  36,668    10,832                  0                0

-------------------
(1) For purposes of this table, the value realized is calculated as the excess, if any, of the fair market value of the underlying Common Stock, based upon the last sale price of the Common Stock as reported on the Nasdaq National Market, on the date of exercise over the exercise price of the options, and does not necessarily indicate that the optionee sold the shares of Common Stock acquired upon such exercise.

 (2) For purposes of this table, the value of unexercised in-the-money options is calculated based upon the difference between $1.00, the closing sale price of the Common Stock on December 29, 2000, the last trading day of fiscal 2000, as reported on the Nasdaq National Market, and the option exercise price. An option is "in-the-money" if the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. Because the exercise price of all options in this table exceeded $1.00, none of the options were "in-the-money" on December 31, 2000.

DIRECTOR COMPENSATION

         Directors who are also officers or employees of the Company or any of its subsidiaries do not receive any additional compensation for serving on the Board of Directors. All directors are reimbursed for out-of-pocket costs of attending meetings of the Board of Directors and its committees. Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") currently receive a fee of $1,000 for attendance at each meeting of the Board of Directors. Non-Employee Directors also receive stock options under a formula ("Formula Options"). Until June 1998, Formula Options were granted under the Company's Directors' Stock Option Plan (the "Directors' Plan"). Since June 1998, Formula Options have been granted under the Company's 1998 Stock Plan. Under the formula for these stock option grants, each person who is first elected or appointed to serve as a Non-Employee Director is automatically granted an option to purchase 5,000 shares of Common Stock. On the date of the annual meeting of stockholders each year, each Non-Employee Director (who has been such for at least six months) is automatically granted an option to purchase 2,500 shares of Common Stock. All Formula Options vest and become exercisable immediately upon grant. Additional (non-formula) options can be granted to Non-Employee Directors under the 1998 Stock Plan in the discretion of the Board of Directors.

         Each Non-Employee Director has the right to irrevocably elect on an annual basis in advance to receive additional stock options under the 1998 Stock Plan ("Meeting Options") in lieu of cash fees for attending meetings of the Board of Directors. The Meeting Options are granted on the date of each annual meeting of stockholders and vest in 25% increments on the date of each of the subsequent four regular quarterly meetings of the Board of Directors attended by such Non-Employee Director. The number of shares of Common Stock exercisable upon the exercise of Meeting Options are such that the value of the stock options granted is equal to the amount of fees waived.

         All Formula Options and Meeting Options granted to Non-Employee Directors are non-qualified stock options exercisable at a price equal to the fair market value of the Common Stock on the date of grant and have ten year terms, subject to earlier termination in the event of the termination of the optionee's status as a director or the optionee's death. These options remain exercisable for one year after a Non-Employee Director dies and for that number of years after a Non-Employee Director leaves the Board of Directors (for any reason other than death or removal for cause) equal to the number of full or partial years that the Non-Employee Director served as a director, but not beyond the ten year term of the option. Any other options granted to directors may contain different terms at the discretion of the Board of Directors. As of December 31, 2000, options to purchase 65,000 shares of Common Stock were outstanding to Non-Employee Directors under the Directors' Plan and options to purchase 46,341 shares of Common Stock were outstanding to Non-Employee Directors under the 1998 Stock Plan, at exercise prices ranging from $1.75 to $17.38 per share.

         On March 8, 2001, options to purchase 30,000 shares of Common Stock were granted to each of the four directors who will be either resigning from or not seeking re-election to the Board of Directors at the Annual Meeting. These options were granted under the 1998 Stock Plan, are non-qualified stock options and are exercisable at an exercise price of $1.50 per share for a period of five years commencing on the date of the Annual Meeting.

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

BACKGROUND AND PURPOSE OF THE 1998 STOCK PLAN

         The Company's 1998 Stock Incentive Plan was adopted by the Board of Directors of the Company in March 1998 and approved by the stockholders of the Company in June 1998. The 1998 Stock Plan replaced the Company's 1991 Stock Option Plan and the Company's Directors' Stock Option Plan. The 1998 Stock Plan authorizes the Board of Directors to grant non-qualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock, performance awards, and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. On February 3, 2000, the 1998 Stock Plan was amended to increase the number of shares of Common Stock issuable thereunder by 500,000 shares to a total of 750,000 shares and to increase the limits on the maximum number of shares of Common Stock with respect to which awards may be granted during any calendar year to any individual participant from 25,000 shares to a total of 100,000 shares.

         The purpose of the 1998 Stock Plan is to promote the success of the Company by enabling it to attract, retain, reward and motivate officers, directors, employees, advisors and consultants of the Company and its subsidiaries by providing them with an equity interest in the Company in order to align their interest with those of the Company's stockholders and to provide such persons with incentives to pursue the long-term growth, profitability, and financial success of the Company and its subsidiaries and increase stockholder value. The 1998 Stock Plan is a critical part of the Company's overall compensation program. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently followed a practice of including equity incentives as a significant component of its compensation package for its employees. This practice has enabled the Company to attract the service of valuable employees. As the Company continues to grow, it will be necessary to continue to offer these equity incentives, and it may become desirable to make equity awards a larger portion of the compensation program for key employees. In addition, in order to retain the services of the Company's current employees, it will be necessary to grant additional options to these employees as older options become fully vested.

         Currently, a total of 750,000 shares of Common Stock are reserved for issuance under the 1998 Stock Plan, of which, as of May 2, 2001, only 211,196 shares were available for issuance in future awards. The Board of Directors has approved amendments to the 1998 Stock Plan, subject to stockholder approval, to
(i) increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to a total of 1,750,000 shares, and (ii) eliminate the current limitation on the maximum number of shares with respect to which awards may be granted during any calendar year to any individual participant. At the Annual Meeting, the stockholders are being requested to approve these proposed amendments to the 1998 Stock Plan. The purpose of the proposed amendments is to ensure that a sufficient number of shares of the Company's Common Stock are available under the 1998 Stock Plan for awards to attract, retain, reward and motivate officers, directors, employees, advisors and consultants as discussed above, and to ensure the Company has the required flexibility to issue the proper awards to individual participants. The Board believes that the number of shares currently available for issuance under the 1998 Stock Plan will be inadequate to satisfy the equity needs of the Company and that the limitation on the Board's discretion to grant awards to participants could jeopardize the best use of those awards. Therefore, the Board has concluded that the proposed amendments are in the best interests of the Company and its stockholders.

         As of May 2, 2001, an aggregate of 490,851 shares were subject to outstanding awards under the 1998 Stock Plan to 58 employees and directors. To date, all awards under the 1998 Stock Plan have been stock options. In addition, as of May 2, 2001, an aggregate of 214,159 shares were subject to outstanding options granted under the Company's 1991 Stock Option Plan and 65,000 shares were subject to outstanding options granted under the Company's Directors' Stock Option Plan. On May 2, 2001, the last sale price of the Common Stock as reported on the Nasdaq National Market was $1.60 per share.

SUMMARY OF THE 1998 STOCK PLAN

         The major provisions of the 1998 Stock Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1998 Stock Plan. A copy of the 1998 Stock Plan will be furnished upon oral or written request of stockholders of the Company directed to the Corporate Secretary, Metretek Technologies, Inc., 600 17th Street, Suite 800 North, Denver, Colorado 80202, telephone: (303) 416-9200.

         GENERAL. The 1998 Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, performance awards and other stock-based awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. A maximum of 750,000 shares of Common Stock are currently issuable under the 1998 Stock Plan, which would be increased by the proposed amendments to 1,750,000 shares. The 1998 Stock Plan limits the number of shares of Common Stock with respect to which awards may be granted during any calendar year to any individual participant to 100,000 shares of Common Stock, which limitation would be eliminated by the proposed amendments. The shares of Common Stock issuable under the 1998 Stock Plan may be authorized or unissued shares or treasury shares, including shares repurchased by the Company for purposes of the 1998 Stock Plan. If any shares subject to any award are forfeited or payment is made in the form of cash, cash equivalents or property other than shares, or an award otherwise terminates without payment being made to the participant in the form of shares, the shares subject to such awards will again be available under the 1998 Stock Plan.

         ADMINISTRATION. The 1998 Stock Plan is administered by the Board of Directors of the Company. The Board of Directors has the right to delegate the administration of the 1998 Stock Plan to a committee comprised of two or more directors who are not officers or employees of the Company or any its subsidiaries, and who meet certain other requirements under applicable federal securities law and federal tax law provisions. The members of the Board of Directors, or of any committee appointed by the Board of Directors, are eligible for awards under the 1998 Stock Plan. The Board of Directors is authorized to designate participants, determine the type and number of awards to be granted, set the terms, conditions and provisions of awards, cancel or suspend awards, prescribe forms of award agreements, interpret the 1998 Stock Plan, establish, amend and rescind rules and regulations related to the 1998 Stock Plan, and make all other determinations which may be necessary or advisable to the administration of the 1998 Stock Plan.

         ELIGIBILITY. Officers, directors, employees, consultants and advisers of the Company and its existing or future subsidiaries who, in the determination of the Board of Directors, are responsible for or contribute to the management, growth, profitability and successful performance of the Company and its subsidiaries are eligible to receive awards under the 1998 Stock Plan. All of the approximately 233 employees of the Company and its subsidiaries, all directors of the Company, and all advisors and consultants of the Company are eligible to receive awards under the 1998 Stock Plan.

         STOCK OPTIONS. Under the 1998 Stock Plan, the Board of Directors is authorized to grant incentive stock options and non-qualified stock options. The exercise price of stock options is determined by the Board of Directors but may not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of an ISO granted to an employee beneficially owning more than 10% of the outstanding Common Stock). The Board of Directors may grant NQSOs to any eligible participant, but may grant ISOs only to employees. Stock options become exercisable at such time or times in whole or in part as determined by the Board of Directors, except that ISOs may not be exercised after the expiration of 10 years after the date of grant (5 years after grant in the case of ISO granted to an employee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, exchange of outstanding awards or other property, or in any combination thereof having a fair market value equal to the exercise price, as the Board of Directors determines.

         The 1998 Stock Plan provides for a formula grant of NQSOs to Non-Employee Directors. Under the 1998 Stock Plan, each person who is first elected or appointed to serve as a Non-Employee Director automatically receives an option to purchase 5,000 shares of Common Stock. On the date of the annual meeting of stockholders each year, each Non-Employee Director (other than a person who became a Non-Employee Director within the previous six months) automatically receives an option to purchase 2,500 shares of Common Stock. All such options granted to Non-Employee Directors under the formula provisions of the 1998 Stock Plan vest immediately upon grant, have an exercise price equal to the fair market value of the Common Stock on the date of grant, and expire 10 years after the date of grant. Under the 1998 Stock Plan, additional (non-formula) options may be granted to the Non-Employee Directors in the discretion of the Board of Directors. In addition, Non-Employee Directors have the right to elect annually in advance to receive Meeting Options in lieu of cash fees for attending meetings of the Board of Directors.

         STOCK APPRECIATION RIGHTS. The Board of Directors is authorized to grant SARs either alone or in tandem with underlying stock options. SARs entitle the participant upon exercise to receive cash or shares of Common Stock (as determined by the Board Directors) equal in value to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the grant price of the SAR. The grant price for SARs is fixed by the Board of Directors but will not be less than the fair market value of the Common Stock on the date of grant. SARs are exercisable at such time or times in whole or in part as determined by the Board of Directors, except that they may not be exercised after the expiration of 10 years from the date of grant.

         RESTRICTED STOCK. The 1998 Stock Plan also authorizes the award of restricted stock. An award of restricted stock is an award of shares of Common Stock that is subject to such restrictions as the Board of Directors determines. The restricted stock vests and may be disposed of by the participant only after such restrictions lapse in whole or in installments as the Board of Directors determines. Restricted stock awards may be subject to forfeiture if, for example, the participant's employment terminates before the award vests. A participant receiving restricted stock has all the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Board of Directors otherwise determines. The Board of Directors, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part.

         DEFERRED STOCK. The 1998 Stock Plan also authorizes the Board of Directors to make deferred stock awards, generally consisting of a right to receive shares of Common Stock at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Board of Directors may impose, which limitations may lapse at the end of the deferral period in installments or otherwise. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership. Upon termination of employment during the restriction or deferral period, restricted stock or deferred stock will be forfeited subject to such exceptions, if any, as are authorized by the Board of Directors.

         BONUS SHARES AND AWARDS IN LIEU OF OBLIGATIONS. The Board of Directors is authorized under the 1998 Stock Plan to grant shares of Common Stock to eligible persons as a bonus or in lieu of obligations (such as salary requirements) to pay cash or deliver other property, subject to such terms as determined by the Board of Directors.

         PERFORMANCE AWARDS. Under the 1998 Stock Plan, the Board of Directors may make a performance award, which is an award of a number of units that represents the right to receive a specified number of shares of Common Stock or cash, or both, upon satisfaction of certain specified performance criteria, subject to such terms and conditions as the Board of Directors determines. Performance awards will be earned to the extent such performance goals established by the Board of Directors are achieved over a period of time specified by the Board of Directors. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards intended to constitute "qualified performance-based compensation" (see discussion below under the heading "Certain Federal Income Tax Consequences") will be based upon one or more of the following: earnings per share; revenues; cash flow; return on investment; return on net assets, assets, capital or equities; economic value added; operating margins; net income; pre-tax earnings; pre-tax earnings before interest, depreciation and amortization; pre-tax operating earnings after interest expense and before extraordinary or special items; operating earnings; total stockholder returns; price of the shares (and changes thereof); and any of the above goals as compared to the performance of a published or special index deemed applicable by the Board of Directors including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Board of Directors has the discretion to determine the value of each performance award, to adjust the performance goal as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the extent to which performance awards that are earned may be paid in the form of cash, deferred cash, shares of Common Stock or other awards or property, or combination thereof, as determined by the Board of Directors.

         DIVIDEND EQUIVALENTS. The Board of Directors is authorized to grant dividend equivalents conferring on a participant the right to receive, quarterly or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to a participant or may be reinvested under the 1998 Stock Plan.

         OTHER STOCK-BASED AWARDS. In order to enable the Company to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 1998 Stock Plan authorizes the Board of Directors to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to securities of the Company. The Board of Directors shall determine the terms and conditions of such awards, including the consideration paid for awards as purchase rights, which consideration generally may not be less than the fair market value of the Common Stock on the date that the purchase right is granted. These awards may include, without limitation, performance shares and restricted stock units that entitle the participant to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof.

         TRANSFERABILITY OF OPTIONS. Under the 1998 Stock Plan, awards are generally not assignable or transferable by a participant, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, except to the Company under the terms of the 1998 Stock Plan, and except that, upon approval by the Board of Directors, NQSOs and SARs may be transferred by participants to immediate family members, to trusts for the benefit of immediate family members and to partnerships or similar entities in which such participant and his or her immediate family members are the sole parties or members.

         ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. The 1998 Stock Plan provides that in the event of a "change in control" of the Company (as defined in the 1998 Stock Plan), all outstanding awards under the 1998 Stock Plan, regardless of any limitations or restrictions, will immediately vest and become fully exercisable, and all restrictions applicable to outstanding restricted stock, performance awards and other stock-based awards will lapse, unless otherwise provided by the Board of Directors at the time of grant of the award or unless waived or deferred by the participants. In the event of a change in control of the Company, with certain exceptions, participants may elect to surrender any outstanding award and receive in satisfaction thereof a cash, stock or other payment equal to the value of their outstanding awards based on the "change in control price" (as defined in the 1998 Stock Plan), which is generally the highest price paid or offered for the Common Stock during the preceding 60-day period, of the shares of Common Stock subject to the award or of the fair market value of any property other than shares of the Company relating to such award, except that with respect to an ISO or an SAR granted in tandem with an ISO, the cash payment will be based on the fair market value of the shares subject to the ISO or SAR on the date on which the change in control occurred.

AMENDMENT AND TERMINATION OF THE 1998 STOCK PLAN

         The Board of Directors has the right to amend, alter, suspend, discontinue or terminate the 1998 Stock Plan at any time without the consent of the stockholders or participants, except that (i) stockholder approval of such action will be required if such approval is required by any federal or state law or regulation or stock exchange or Nasdaq rule, regulation or policy, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is advisable, and (ii) subject to the terms of the 1998 Stock Plan, no amendment or termination of the 1998 Stock Plan may materially and adversely affect the rights of a participant under any award granted under the 1998 Stock Plan without the consent of the affected participant. Unless earlier terminated by the Board of Directors, no award may be granted under the 1998 Stock Plan after June 12, 2008.

CERTAIN ACCOUNTING CONSEQUENCES

         Depending on the type and terms of the award, the grant of an award under the 1998 Stock Plan to a participant may constitute an expense to the Company for accounting and financial reporting purposes, and any such expense would reduce the Company's income (or increase the Company's loss) for the relevant accounting period by a like amount. The accounting consequences of grants, exercises and dispositions will in some, but not all, cases be the same as the tax consequences to the Company described below under "Certain Federal Income Tax Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain federal income tax consequences of certain kinds of awards that may be granted under the 1998 Stock Plan. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated thereunder, judicial authority and administrative ruling and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time, and therefore could alter or modify the statements and conclusions set forth below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances or participants subject to special treatment under the federal income tax laws. The summary also does not address the effects of foreign, state or local tax consequences. The 1998 Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Participants of grants of awards under the 1998 Stock Plan should consult with their personal tax advisors with respect to such grants and transactions in awards and shares acquired pursuant to the 1998 Stock Plan.

         NQSOS. A participant who has been granted a NQSO will not recognize any taxable income, and the Company is not entitled to a tax deduction, upon the grant of a NQSO. In general, upon the exercise of a NQSO, a participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise, and the Company will be entitled to a tax deduction in the same amount in the year the participant exercises the NQSO. Upon subsequent disposition of shares of Common Stock acquired upon the exercise of a NQSO, a participant will have a capital gain or loss equal to the difference between the amount realized on the disposition and the participant's tax basis in the shares, which is generally the amount paid for the shares plus the amount treated as ordinary income at the time the NQSO was exercised. Such capital gain or loss will be long-term if the participant's holding period is longer than one year, and short-term otherwise. The participant's taxable disposition of the shares of Common Stock acquired upon the exercise of a NQSO will not result in any additional tax consequences to the Company.

         ISOS. A participant who has been granted an ISO will generally not recognize any taxable income upon the grant or exercise of an ISO so long as he or she has been an employee of the Company or any of its subsidiaries from the date the ISO was granted until three months before the date of exercise (one year if the employee is disabled), but the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price is a required adjustment for purposes of the alternative minimum tax applicable to the participant. If the participant holds the shares of Common Stock received upon the exercise of the ISO for at least one year after the date of exercise and two years after the date of grant of the ISO (the "holding period"), then any difference between the amount realized upon the disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the participant. The Company will not be entitled to any tax deduction with respect to the grant or exercise of an ISO (except as discussed below) if the participant satisfies the holding period requirements.

         If an optionee exercises an ISO but does not satisfy the holding period requirements set forth above, the participant generally will recognize ordinary income in the year of the disposition of the shares of Common Stock acquired upon the exercise of an ISO equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and any excess of the amount realized on such disposition over the fair market value of the Common Stock on the date of exercise will be taxed as long-term or short-term capital gain, depending on the holding period. If the participant disposes of the shares of Common Stock prior to the satisfaction of the holding period requirements but for proceeds in an amount less than the fair market value of the Common Stock on the date of exercise, the participant will recognize ordinary income equal only on the difference between the amount realized on the disposition of the shares and the option exercise price. In either event, the Company will be entitled to a tax deduction in an amount equal to the amount constituting ordinary income to the participant.

         If a participant exercises an ISO by tendering shares of Common Stock (other than the shares acquired upon the exercise of an ISO and not held for the requisite holding period set forth above) in payment of all or part of the option exercise price, the participant will not be required to recognize any taxable income from the exchange and option exercise, and the participant's tax basis and holding period (for capital gain purposes) for the tendered shares of Common Stock will be treated as a substituted basis for the shares received upon the exercise of the ISO. If the participant uses shares received pursuant to the exercise of an ISO as to which the participant had not satisfied the applicable holding period requirements, the exchange will be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the participant's basis in such shares would be taxable.

         SARS. The grant of a SAR will create no federal income tax consequences for the participant or the Company. When a participant exercises a SAR, any cash received and the fair market value of the Common Stock on the date of exercise will constitute ordinary income to the participant, and the Company will be entitled to a tax deduction for the same amount in the year of exercise.

         RESTRICTED STOCK. The federal income tax consequences of restricted stock awards depend upon the restrictions imposed on the stock. In the absence of a Section 83(b) election by a participant, the grant of restricted stock will not recognize any result in taxable income to the participant or entitle the Company to a tax deduction in the year of the grant if the restricted stock received is subject to a substantial risk of forfeiture and is either non-transferable or after the transfer remains subject to such substantial risk of forfeiture. In such case, a participant must recognize ordinary income equal to the fair market value of the restricted stock received as of the first date the restricted stock becomes either transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. However, a participant may, in his or her discretion, make a Section 83(b) election to recognize as ordinary income the value of the restricted stock as of the date of receipt rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture. The Company generally will be entitled to a tax deduction in the amount of the fair market value of the restricted stock transferred to the participant in the year the participant recognizes ordinary income. Prior to the lapse of restrictions, dividends paid on restricted stock will be taxable to the participant as ordinary income in the year such restricted stock is received free of restrictions, and the Company will be entitled to a tax deduction in the same amount.

         PERFORMANCE AWARDS. A participant who receives a performance award of shares of Common Stock will generally recognize ordinary income in the year the award is received equal to the fair market value of the Common Stock on the date of award. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in the year such income is recognized.

         OTHER STOCK-BASED AWARDS. A participant will recognize ordinary income equal to the amount of any cash payments or the fair market value of any Common Stock or other property a participant receives in connection with other stock-based awards (less any amounts paid by the participant) in the year the stock-based award is received or made available to the participant without substantial restrictions or risk of forfeiture in a manner consistent with the treatment of restricted stock. The Company generally will be entitled to a tax deduction in the same amount and at the same time the participant recognizes such ordinary income.

         SPECIAL RULES. Special rules will apply to a participant who is subject to Section 16 of the Exchange Act.

NEW PLAN BENEFITS

         The grant of awards under the 1998 Stock Plan to eligible directors, officers, employees, consultants and advisors, including the "Named Executive Officers", is subject to the discretion of the Board of Directors, other than the annual formula stock option grants to Non-Employee Directors. As of the date of this Proxy Statement, no determination has been made as to which or how many of the persons eligible to receive awards under the 1998 Stock Plan will receive future awards under the 1998 Stock Plan, other than formula stock option grants to Non-Employee Directors. Accordingly, the benefits or awards that will be received by or allocated to persons under the 1998 Stock Plan in the future are not presently determinable.

         The following table sets forth, as of May 2, 2001, the aggregate number of shares of the Company's Common Stock subject to outstanding awards granted under the 1998 Stock Plan since January 1, 2000 to (i) each Named Executive Officer; (ii) all current executive officers as a group; (iii) all employees, including all current officers who are not executive officers, as a group; and
(iv) all current directors who are not executive officers, as a group. In addition to the grant of stock options set forth below, it is likely that substantial additional grants of awards will be made to such persons and others during the life of the 1998 Stock Plan, although the present amount and terms of such future grants are not determinable, other than the formula grant of stock options to Non-Employee Directors. To date, all of the awards granted under the 1998 Stock Plan have been stock options.

                            1998 STOCK INCENTIVE PLAN


                                                                                     NUMBER OF SHARES
         NAME (OR GROUP) AND POSITION                                           SUBJECT TO OPTIONS GRANTED
         ----------------------------                                           --------------------------
         W. Phillip Marcum.................................................                   0
             Chairman of the Board, President and Chief
             Executive Officer
         A. Bradley Gabbard................................................                   0
             Executive Vice President and Chief Financial
             Officer
         Ronald W. McKee...................................................              45,000
             President, Metretek, Incorporated
         All current executive officers as a group (3 persons).............              45,000
         All employees, including all current officers
             who are not executive officers, as a group (26 persons).......             165,000
         All current directors who are not executive
             officers as a group (6 persons)...............................             127,075

VOTE REQUIRED

         The approval of the amendments to the 1998 Stock Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1998 STOCK PLAN. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AUDITORS PROPOSAL

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. Deloitte & Touche LLP has served as the Company's independent auditors since 1991, the Company's first fiscal year. Services provided to the Company by Deloitte & Touche LLP during fiscal 2000 included the audit of the Company's consolidated financial statements, services related to filings of reports with the SEC, services in connection with a registration statement, the audit of an affiliate and consultation in connection with various accounting and tax matters. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         Stockholder ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-Laws or applicable legal requirements. However, the Board of Directors is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee and the Board of Directors will reconsider the appointment. Even if the appointment is ratified by the stockholders, the Audit Committee and the Board of Directors may, in their discretion, appoint different independent auditors for fiscal 2001 at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

AUDIT AND OTHER FEES

         The following table sets forth the aggregate fees billed by Deloitte & Touche LLP to the Company for the following professional services rendered for fiscal 2000:

         DESCRIPTION OF SERVICES                                      FEES
         -----------------------                                    --------
         Audit fees (1)                                             $115,500
         Financial information systems design and implementation           0
         All other fees (2)                                           24,300
                                                                    --------
                  Total                                             $139,800
                                                                    ========

-----------------
         (1) Represents the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000, and for the reviews of the unaudited financial statements included in the Company's Quarterly Reports on Form 10-QSB for fiscal 2000.

         (2) Represents the aggregate fees billed for all services rendered for fiscal 2000 other than audit fees and financial information systems design and implementation, including audits of subsidiaries and affiliates and services in connection with a registration statement.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. PROXY CARDS SIGNED AND TIMELY RETURNED TO THE COMPANY WILL BE SO VOTED, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED THEREON.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of the Company consists of three members of the Board of Directors. The members of the Audit Committee meet the structure and membership requirements of Rule 4350(d)(2), and the definition of independent director in Rule 4200(a)(14), of the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee operates under a formal written charter adopted by the Board of Directors on June 12, 2000 that outlines the Audit Committee's responsibilities and how it is to carry out those responsibilities.

         The Company's management has the primary responsibility for the Company's financial statements and the Company's financial reporting process, including the system of internal control, the audit process, and the process for monitoring compliance with laws and regulations and ethical business standards. Deloitte & Touche LLP, as the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards, and issuing a report thereon. The responsibility of the Audit Committee is to monitor and oversee these processes on behalf of the Board of Directors.

         In discharging its oversight responsibilities as to the audit process, the Audit Committee has reviewed and has met and held discussions with management and the independent auditors regarding, the audited financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). The Audit Committee discussed with the independent and the internal auditors their audit plans and scope. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls. The Audit Committee also considered and discussed with management and the independent auditors other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

         In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence from the Company and its management. The Audit Committee considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining the auditors' independence, and concluded that the provision of such services is compatible with such independence.

         Based upon the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The Audit Committee reviewed the Audit Committee Charter and determined it remained adequate and appropriate for the Company and in compliance with all applicable requirements. The Audit Committee also recommended to the Board of Directors the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001, and the Board of Directors concurred in such recommendation.

                                           SUBMITTED BY THE AUDIT COMMITTEE

                                           Anthony D. Pell, Chairman
                                           Robert Lloyd
                                           Albert F. Thomasson

                                  ANNUAL REPORT

         THE COMPANY'S 2000 ANNUAL REPORT, WHICH CONTAINS THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND INCLUDES THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2000, ACCOMPANIES THIS PROXY STATEMENT BUT IS NOT A PART OF THIS PROXY STATEMENT OR THE COMPANY'S PROXY SOLICITATION MATERIALS. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ADDITIONAL COPIES (WITHOUT EXHIBITS) OF ITS ANNUAL REPORT ON FORM 10-KSB FOR FISCAL 2000 TO ANY STOCKHOLDER UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO METRETEK TECHNOLOGIES, INC., 600 17TH STREET, SUITE 800 NORTH, DENVER, COLORADO 80202,
ATTENTION: SECRETARY.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and executive officers, and beneficial owners of more than 10% of the outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC, and to furnish the Company with copies of all such reports that they file. Based solely upon its review of the copies of such forms received by the Company, the Company believes that, during 2000, all reports required by Section 16(a) to be filed by such persons were timely filed, except for one report regarding a stock option exercise inadvertently filed late by Mr. Briggs, and the initial reports of beneficial ownership inadvertently filed late by Messrs. Collins and McGregor.

                              STOCKHOLDER PROPOSALS

         Stockholders of the Company may submit proper proposals for consideration at the Company's annual meetings of stockholders by submitting their proposals in writing to the Company in a timely manner and otherwise in compliance with federal and state laws and regulations and the Company's By-Laws. In order to be considered for inclusion in the Company's proxy materials for the 2002 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company on or before January 9, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act ("Rule 14a-8"). The timely submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy materials for the 2002 annual meeting.

         In addition, the Company's By-Laws establish an advance notice procedure that stockholders must follow in order to nominate directors or to bring other business before an annual meeting of stockholders without complying with Rule 14a-8. These advance notice procedures require that, among other things, notice of a director nomination or other business must be submitted in writing to the Secretary of the Company not less than 45 days nor more than 150 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior annual meeting, unless the date of the annual meeting is changed by more than 30 days from the anniversary of the date of the prior annual meeting. For director nominations or other business to be properly brought before the 2002 annual meeting, a stockholder must deliver written notice to the Secretary of the Company no sooner than December 10, 2001 and no later than March 25, 2002; provided, however, that if the date of the 2002 annual meeting is changed by more than 30 days from the date of the 2001 annual meeting, notice must be received not later than the later of 75 days before the date of the 2002 annual meeting or 10 days following the date on which public announcement of the date of the 2002 annual meeting is first made. The notice must contain the information specified in the By-Laws concerning the matters to be brought before such annual meeting and concerning the stockholder proposing such matters, including the name, address, number of shares beneficially owned and any material interest of the stockholder making the proposal. Notice of a director nomination must include information on various matters regarding the nominee, including the nominee's name, age, business and residence addresses, principal occupation and security holdings and any arrangements between the stockholder and the nominee. Notice of other business must include a description of the proposed business, the reasons therefor and other specified matters. A copy of the relevant provisions of the Company's By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company.

         All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, must be sent to Metretek Technologies, Inc., 600 17th Street, Suite 800 North, Denver, Colorado 80202, attention: Secretary. Any stockholder proposal must also comply with all other applicable provisions of the Company's Second Restated Certificate of Incorporation and By-Laws, the Exchange Act (including the rules and regulations thereunder), and Delaware law. The Chairman of the meeting may exclude any stockholder proposal that is not in compliance with the foregoing requirements. If the Chairman does not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors of the Company for the 2002 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any such proposal submitted outside of Rule 14a-8.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             A. Bradley Gabbard
                                             Secretary

May 9, 2001
Denver, Colorado

                                                                      APPENDIX A

                           METRETEK TECHNOLOGIES, INC.

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              ADOPTED JUNE 12, 2000

I.       PURPOSE

         The primary purpose of the Audit Committee (the "Audit Committee" or the "Committee") is to assist the Board of Directors (the "Board of Directors" or the "Board") of Metretek Technologies, Inc. (the "Corporation") in fulfilling its oversight responsibilities with respect to the Corporation's financial reports, the Corporation's system of internal controls regarding finance and accounting, and the Corporation's auditing, accounting and financial reporting process generally. The Audit Committee's primary duties and responsibilities are to:

        - Serve as an independent and objective monitor of the Corporation's financial reporting process and system of internal controls;

        - Review and appraise the audit efforts of the Corporation's independent auditors and internal accountants; and

        - Provide an open avenue of communication among the independent auditors, financial and senior management, the internal accountants and the Board of Directors.

         The Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. While the Committee has the responsibilities and duties set forth in this Charter, it is not the Committee's duty (1) to plan or conduct audits, (2) to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles (GAAP), which remains the responsibility of the Corporation's management and independent auditors, or
(3) to conduct investigations, resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

         The independent auditors' ultimate responsibility is to the Board of Directors and the Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent auditors.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors. Each of the members of the Committee shall be an independent director, free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Corporation. For purposes of determining whether or not a director is independent, the Board of Directors shall, at a minimum, apply the standards set forth in the rules applicable to companies listed on the Nasdaq Stock Market. In addition, each member of the Committee must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements (or become able to do so within a reasonable period of time after his or her appointment to the committee), and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         Notwithstanding the previous paragraph, one director who is not a current employee (or an immediate family member of such employee) of the Corporation, but is nonetheless not "independent" for the purposes of the Nasdaq rules, may be appointed to the Committee, under exceptional and limited circumstances, if the Board determines that membership on the Committee by the director is required by the best interests of the Corporation and its shareholders, and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

         The members of the Committee shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors or until their successors are duly elected, or until their earlier death or resignation. Unless a Chairman of the Committee is elected by the Board of Directors, the members of the Committee may designate a Chairman of the Committee by majority vote of the Committee.

III.     MEETINGS

         The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least one member of the Committee, shall meet quarterly with the independent auditors and management to review the Corporation's quarterly financial statements, and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, prior to the filing of the Form 10-Q or 10-QSB, as applicable, or prior to the release of earnings reports.

IV.      RESPONSIBILITIES AND DUTIES

         The Audit Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal accounting staff), as well as the independent auditors, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditors' work.

         To fulfill its responsibilities and duties, the Committee shall:

         A.       REVIEW FINANCIAL REPORTS

                  1. Review and discuss the Corporation's audited financial statements with the Corporation's management and the independent auditors.

                  2. Review with management and the independent auditors the Corporation's interim financial statements prior to filing the Form 10-Q or 10-QSB, as applicable, and publicly releasing quarterly earnings. The Chairman of the Committee or any other member of the Committee appointed by the Chairman may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

         B.       INDEPENDENT AUDITORS

                  1. Review and recommend to the Board of Directors the engagement of independent auditors, including approval of their fee and the scope and timing of their audit of the Corporation's financial statements.

                  2. Review, with the independent auditors, the independent auditors' report on the Corporation's financial statements.

                  3. Evaluate the performance of the independent auditors and, where appropriate, recommend that the Board of Directors replace the independent auditors and approve any proposed discharge of the independent auditors.

                  4. Review with management, the independent auditors, and the internal accountants any significant risks and exposures, audit activities, and significant audit findings identified by the independent auditors.

                  5. Be available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Corporation.

                  6. Receive copies of the annual comments from the independent auditors on accounting procedures and systems of control, subsequent to the completion of the audit, and review with the independent auditors any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Corporation.

                  7. On an annual basis, obtain from and review with the independent auditors written disclosure delineating all relationships between such accountant and the Corporation and its affiliates, including the written disclosures and letters required by Independence Standards Board of Directors ("ISB") Standard No. 1, as it may be modified or supplemented.

                  8. From time to time, as appropriate, actively engage the Corporation's independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors and recommend to the Board of Directors appropriate action in response to the independent auditors report to satisfy itself of the independent auditors' independence.

                  9. Inform the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders.

                  10. Periodically discuss with the independent auditors out of the presence of management the Corporation's internal controls, including their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations, the fullness and accuracy of the Corporation's financial statement and certain other matters required to be discussed by SAS No. 61, as it may be modified, and information that would be required to be disclosed by generally accounting auditing standards ("GAAS").

         C.       REVIEW AND IMPROVE PROCESSES

                  1. Review, with the independent auditors, any internal accountants and the Corporation's management policies and procedures with respect to internal auditing and financial and accounting controls.

                  2. As part of its job to foster open communication, the Committee shall meet at least annually with the Corporation's management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

                  3. In consultation with the independent auditors, review the integrity and quality of the organization's financial reporting processes, both internal and external, and the independent accountant's perception of the Corporation's financial and accounting personnel.

                  4. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied and significant judgments affecting its financial reporting.

                  5. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

                  6. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

                  7. Consider and recommend to the Board of Directors, if appropriate, major changes to the Corporation's financial reporting, auditing and accounting principles and practices as suggested by the independent auditors or management.

         D.       OTHER

                  1. Prepare and review the Committee's Report for inclusion in the Corporation's Proxy Statement for its Annual Meeting of Stockholders, and state therein whether, based on the review and discussions referred to above in items A.1., B.7., B.8. and B.10., the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the

                           Corporation's Annual Report on Form 10-K, or Form 10-KSB, as applicable, for the prior fiscal year.

                  2. Review this Charter at least annually and recommend any changes it determines to be necessary or appropriate to the Board of Directors. This Charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to this Charter.

                  3. Hold such regular meetings as may be necessary and such special meetings as may be called by its Chairman or at the request of the independent auditors or of the Corporate Controller.

                  4. Report through its Chairman to the Board of Directors following its meetings and activities, with any recommendations that the Committee may deem necessary or appropriate.

                  5. Conduct or authorize investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or others as it may, in its sole discretion, determine to be advisable.

                  6. Perform any other activities consistent with this Charter, the Corporation's By-Laws and applicable law, as the Committee or the Board of Directors deems necessary or appropriate.

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
         PROXY             METRETEK TECHNOLOGIES, INC.          PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2001

The undersigned stockholder of Metretek Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints W. Phillip Marcum and A. Bradley Gabbard, or either of them, with full power and substitution (the "proxies"), as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") called to be held on Monday, June 11, 2001, at 9:00 a.m. at The Brown Palace Hotel, 321 17th Street, Denver, Colorado, and at any adjournments or postponements thereof, as follows:

1. To elect two (2) directors of the Company to serve for a term of three years and until their successors are duly elected and qualified.

   [ ] FOR all nominees listed below (except as marked to the contrary       [ ] WITHHOLD AUTHORITY to vote for all nominees listed
       below).                                                                    below.
                        W. Phillip Marcum                                      Basil M. Briggs

   (INSTRUCTIONS:  TO WITHHOLD  AUTHORITY TO VOTE FOR ANY  INDIVIDUAL  NOMINEE,  WRITE THAT  NOMINEE'S NAME IN THE
   SPACE PROVIDED BELOW:)
   --------------------------------------------------------------------------------------------------------------------------------

2. To approve proposed amendments to the Company's 1998 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares to an aggregate of 1,750,000 shares and to eliminate the current limitation on the maximum number of shares with respect to which awards may be granted during any calendar year to any individual participant.

                        [ ]   FOR                  [ ]  AGAINST               [ ]  ABSTAIN

3. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

                        [ ]   FOR                  [ ]  AGAINST               [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH ITEM

The shares represented by this proxy card when properly executed will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                              Date:
                                                                   --------------------------------------------


                                                              -------------------------------------------------
                                                              Signature

                                                              -------------------------------------------------
                                                              Additional Signature (if shares are held jointly)

INSTRUCTIONS: Please sign exactly as your name appears on the label above and return this proxy card promptly in the accompanying envelope. When shares are held by joint tenants, both should sign. When shares are held in the name of a corporation, partnership, limited liability company or other entity, please sign the full entity name by an authorized officer, partner, manager, member or other authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

        [ ]  Please check this box if you are planning to attend the Annual Meeting of Stockholders.
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